Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Central Pacific Financial Corp. on Form S-4 of our report dated February 25, 2020 on the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the 2019 Form 10-K of Central Pacific Financial Corp., and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP

Sacramento, California
November 9, 2020